Form of Notice of Withdrawal of Tender	Page 1 of 3

FORM OF NOTICE OF WITHDRAWAL OF TENDER Exhibit A(1)(iv)

NOTICE OF WITHDRAWAL OF TENDER

Regarding
Units of Limited Liability Company Interests
in

ROCHDALE CORE ALTERNATIVE STRATEGIES MASTER FUND LLC

Tendered Pursuant to the Offer to Purchase
Dated August 24, 2009
______________________

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
RECEIVED BY THE FUND BY, 5:00 P.M. EASTERN TIME, ON
SEPTEMBER 22, 2009, UNLESS THE OFFER IS EXTENDED.
______________________

COMPLETE THIS NOTICE OF WITHDRAWAL
AND RETURN BY MAIL OR FAX TO:

ROCHDALE CORE ALTERNATIVE STRATEGIES MASTER FUND LLC
c/o Rochdale Investment Management LLC
570 Lexington Avenue
New York, NY 10022
Phone: (212) 702-3500
Fax: (212) 750-3526

Form of Notice of Withdrawal of Tender	Page 2 of 3

Ladies and Gentlemen:

The undersigned hereby wishes to withdraw the tender of its units of limited liability company interest or portion thereof (the “Units”) in the Rochdale Core Alternative Strategies Master Fund LLC, a limited liability company organized under the laws of the State of Delaware (the “Fund”), for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated

Such tender was in the amount of:

☐	All of the undersigned’s Units.

☐	A portion of the undersigned’s Units expressed as a specific dollar value.
$ _____________

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Units previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

PLEASE FAX THIS NOTICE OF WITHDRAWAL TO (212) 750-3526 OR HAND DELIVER OR MAIL IT IN THE ENCLOSED BUSINESS REPLY ENVELOPE TO:

ROCHDALE CORE ALTERNATIVE STRATEGIES MASTER FUND LLC
c/o Rochdale Investment Management LLC
570 Lexington Avenue
New York, NY 10022

FOR ADDITIONAL INFORMATION:
Phone:  (212) 702-3500

Form of Notice of Withdrawal of Tender	Page 3 of 3

SIGNATURE(S) (Must Appear Exactly As It Appeared On The Letter of Transmittal)

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR ALL OTHER INVESTORS:

Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS IT APPEARS ON SUBSCRIPTION AGREEMENT)
(SIGNATURE OF OWNER(S) EXACTLY AS IT APPEARS ON SUBSCRIPTION AGREEMENT)

Print Name of Investor	Print Name and Title of Signatory

Joint Tenant Signature if necessary	Co-signatory If necessary
(SIGNATURE OF OWNER(S) EXACTLY AS IT APPEARS ON SUBSCRIPTION AGREEMENT)	(SIGNATURE OF OWNER(S) EXACTLY AS IT APPEARS ON SUBSCRIPTION AGREEMENT)

Print Name of Joint Tenant	Print Name and Title of Co-signatory

Date:  _____